UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2013

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.

(d) On August 12, 2013, the Board of Directors (the “Board”) of Great Lakes Dredge & Dock Corporation (the “Company”) elected Ms. Denise E. Dickins as a director and appointed her to the Company’s Audit Committee, effective immediately. Ms. Dickins will serve in the class of directors whose term expires at the Company’s 2015 Annual Meeting of Stockholders.

Ms. Dickins is an Associate Professor at East Carolina University in the Department of Accounting.

Ms. Dickins will receive the standard compensation amounts payable to non-employee directors of the Company and members of the Company’s Audit Committee, as described in the Company’s definitive proxy statement filed with the Commission on April 11, 2013.

There are no arrangements or understandings between Ms. Dickins and any other person, pursuant to which Ms. Dickins was selected as a director. Neither Ms. Dickins nor any of her immediate family members have been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

Date: August 12, 2013	/s/ William S. Steckel
William S. Steckel
Senior Vice President and Chief Financial Officer